UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 November 1, 2018 Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-01072	POTOMAC ELECTRIC POWER COMPANY	53-0127880
(a District of Columbia and Virginia corporation) 701 Ninth Street, N.W. Washington, District of Columbia 20068 (202) 872-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 8, 2018, Potomac Electric Power Company (Pepco) entered into a Bond Purchase Agreement (Purchase Agreement) with certain institutional investors. Pursuant to the Purchase Agreement, Pepco offered and sold $100,000,000 aggregate principal amount of its First Mortgage Bonds, 4.31% Series due November 1, 2048 (Bonds). The form of the Purchase Agreement which was filed as Exhibit 1.1 to Pepco's Current Report on Form 8-K filed with the SEC on June 21, 2018 and incorporated by reference herein. The form of the Bonds is filed herewith as Exhibit 4.1.
The Bonds were offered and were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The closing of the sale of the Bonds occurred on November 1, 2018. Pepco intends to apply the proceeds of the sale of the Bonds to repay existing indebtedness and for general corporate purposes.
The Bonds were issued under and in accordance with the Mortgage and Deed of Trust, dated as of July 1, 1936, from Pepco to the Mortgage Trustee, as amended and supplemented by various instruments including that certain Supplemental Indenture to the Mortgage and Deed of Trust, dated as of June 1, 2018 (Supplemental Indenture), establishing the terms of the Bonds (Pepco Mortgage). Subject to the exceptions and limitations contained in the Pepco Mortgage, the Bonds were secured, together with all bonds now or hereafter issued, under the Pepco Mortgage, by a first lien (subject to the conditions and limitations in the instruments through which Pepco claims title to its properties, and to excepted encumbrances under the Pepco Mortgage) on substantially all of Pepco’s real and personal properties and franchises. A copy of the Supplemental Indenture was filed as Exhibit 4.2 to Pepco’s Current Report on Form 8-K filed with the SEC on June 21, 2018 and incorporated by reference herein.
The Bonds are redeemable at Pepco’s option prior to the express date of the maturity, in whole or in part, at any time; provided that Pepco may not redeem less than 5% of the aggregate principal amount of the Bonds in the case of any partial redemption. Pepco shall give notice of its intent to redeem to the holders of the Bonds at least 30 days but no more than 60 days prior to the date fixed for such redemption. If Pepco redeems all or any part of the Bonds, it shall pay an amount equal to 100% of the principal amount of the Bonds to be redeemed and a make-whole mount, as calculated in the Supplemental Indenture:
J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc. acted as the sole lead placement agents (the “Placement Agents”) in connection with the offer and sale of the Bonds.  In the ordinary course of business, the Placement Agents and their affiliates have from time to time performed and may in the future perform various financial advisory, and investment banking services for Pepco and their affiliates, for which they received, or will continue to receive, customary fees or compensation.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Purchase Agreement, dated June 8, 2018 among Potomac Electric Power Company and the purchasers signatory thereto (File No. 001-01072, Form 8-K dated June 21, 2018, Exhibit 1.1).
4.1	Form of Pepco’s First Mortgage Bonds, 4.31% Series due November 1, 2048.
4.2	Supplemental Indenture, dated as of June 1, 2018, from Potomac Electric Power Company to The Bank of New York Mellon, as trustee (File No. 001-01072, Form 8-K dated June 21, 2018, Exhibit 4.2).
* * * * *
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements made by Potomac Electric Power Company include those discussed herein, as well as the items discussed in (1) Pepco's 2017 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23, Commitments and Contingencies; (2) Pepco's Third Quarter 2018 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by Pepco. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Pepco does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC ELECTRIC POWER COMPANY

/s/ PHILLIP S. BARNETT
Phillip S. Barnett
Senior Vice President, Chief Financial Officer and Treasurer
Potomac Electric Power Company
November 1, 2018

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated June 8, 2018 among Potomac Electric Power Company and the purchasers signatory thereto (File No. 001-01072, Form 8-K dated June 21, 2018, Exhibit 1.1).
4.1	Form of Pepco’s First Mortgage Bonds, 4.31% Series due November 1, 2048.
4.2	Supplemental Indenture, dated as of June 1, 2018, from Potomac Electric Power Company to The Bank of New York Mellon, as trustee (File No. 001-01072, Form 8-K dated June 21, 2018, Exhibit 4.2).